Exhibit 5.5

May 11, 2012

Thompson Creek Metal Company Inc.

26 West Dry Creek Circle, Suite 810

Littleton, CO
80120 USA

Re:                             Thompson Creek Metals Company Inc.
Registration Statement on Form S-3 (File No. 333-170232)

Dear Sirs/Mesdames:

We have acted as Canadian counsel to Thompson Creek Metals Company Inc., a British Columbia corporation (the “Company”) and Berg General Partner Corp., Blue Pearl Mining Inc., Berg Metals Limited Partnership, Terrane Metals Corp., and Thompson Creek Services ULC (collectively, the “British Columbia Guarantors”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3, file no. 333-170232 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), and the offering (the “Offer”) by the Company pursuant thereto of $200,000,000 aggregate principal amount of the Company’s 12.5% Senior Notes due 2019 (the “Notes”). The Notes have been issued pursuant to the indenture dated as of May 11, 2012 (the “Base Indenture”), between the Company and Wells Fargo Bank, National Association, as U.S. trustee (the “U.S. Trustee”), as supplemented by the first supplemental indenture thereto, dated as of May 11, 2012 (the “First Supplemental Indenture”), among the Company, the guarantors party thereto (including the Colorado Guarantors) (the “Guarantors”), and the U.S. Trustee, as supplemented by the second supplemental indenture thereto, dated as of May 11, 2012, among the Company, the Guarantors, the U.S. Trustee and Valiant Trust Company, as Canadian trustee (the “Canadian Trustee” and, together with the U.S. Trustee, the “Trustees”) (the “Second Supplemental Indenture” and, together with the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”), and are guaranteed pursuant to the terms of the Indenture and the notation endorsed on the Notes by the Guarantors (the “Guarantees”). Except as otherwise indicated herein, capitalized terms defined in the Registration Statement are used herein as defined in the Registration Statement.

Examinations

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)                                     the Registration Statement;

(ii)                                  for each the Company and the British Columbia Guarantors that is a corporation, its Certificate of Incorporation, Amalgamation or Continuance, Notice of Articles

and Articles and, for Berg Metals Limited Partnership, its Certificate of Limited Partnership and Limited Partnership Agreement (collectively herein referred to as the “Constating Documents”);

(iii)                               the Indenture;

(iv)                              certain resolutions of each of (i) the board of directors of the Company (the “Board”) adopted on October 29, 2010 and May 3, 2012 (the “Company Resolutions”) relating to, amongst other matters, the Offer, and (ii) the British Columbia Guarantors adopted October 29, 2010 and May 3, 2012 (the “Guarantor Resolutions”) relating to, amongst other matters, the Offer; and

(v)                                 officer’s certificates of the Company and each of the British Columbia Guarantors (collectively, the “Officer Certificates”), as to certain factual matters affecting the Company or the British Columbia Guarantors, as applicable, and certifying copies of the Constating Documents, and the Company Resolutions and Guarantor Resolutions, as applicable.

In addition, we have conducted such other investigations and examinations as we have deemed necessary to give the opinions hereinafter expressed, and we have examined originals, or copies identified to our satisfaction, of such minute books and other records of the Company and the British Columbia Guarantors, certificates of directors, officers and public officials and such other resolutions, certificates and documents as we have deemed necessary to give the opinions hereinafter expressed. We have also examined such other statutes and documents and have considered such questions of law as we have considered necessary for the purpose of rendering the opinions set forth below.

Assumptions and Reliances

In arriving at the opinion expressed below, we have relied on, without independent investigation, and have assumed:

(i)                                     the genuineness of all signatures on each document that we have examined;

(ii)                                  the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, whether photostatic, telecopied or otherwise;

(iii)                               the legal power, capacity and authority of all natural persons signing in their individual capacity; and

(iv)                              the accuracy of all factual matters contained in the Officer Certificates and the attachments thereto.

For the purposes of the opinion expressed in paragraph 1 below relating to the corporate existence of the Company and the British Columbia Guarantors that are corporate entities, we have relied on the Constating Documents of such entities and Certificates of Good Standing for each such entities issued by the British Columbia Registrar of Companies dated May 11, 2012 and we have assumed no change in status of such entities from the date of such certificates.

For the purposes of the opinion expressed in paragraph 2 below relating to the status of Berg Metals Limited Partnership as a limited partnership, we have relied on the Constating Documents and the Letter of Status issued by the British Columbia Registrar of Companies on May 10, 2012 and we have assumed no change in its status since the date of such certificate.

Limitations

We express no opinion herein:

(i)                                     with respect to the laws of any jurisdiction other than the Province of British Columbia and the federal laws of Canada applicable therein which are in effect on the date hereof (“Applicable Laws”); and

(ii)                                  for clarity, with respect to any federal or state law of the United States.

Additionally, we disclaim any obligation to advise the addressee of this opinion or any other person of any change in law or any fact which may come or be brought to our attention after the date hereof.  This opinion is rendered solely with respect to the laws of the Province of British Columbia and the federal laws of Canada applicable therein, as of the date hereof.

Opinions

Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof:

1.               Each of the Company, Berg General Partner Corp., Blue Pearl Mining Inc., Terrane Metals Corp. and Thompson Creek Services ULC is validly existing as a corporation under the laws of the Province of British Columbia and is up to date with respect to the filing of annual returns under the Business Corporations Act (British Columbia).

2.               Berg Metals Limited Partnership is a valid and subsisting limited partnership under the laws of the Province of British Columbia.  Berg General Partner Corp. is the sole general partner, and Terrane Metals Corp. is the sole limited partner, of Berg Metals Limited Partnership.

3.               All necessary corporate action has been taken by each of the Company, Berg General Partner Corp., Blue Pearl Mining Inc., Terrane Metals Corp., and Thompson Creek Services ULC to authorize the execution and delivery of the Indenture and the Guarantees, and the performance of each of their respective obligations thereunder.

4.               All necessary partnership action of Berg Metals Limited Partnership has been taken to authorize the execution (by Berg General Partner Corp. on its behalf) and delivery of the Indenture and the Guarantees, and the performance of its obligations thereunder.

5.               The Indenture has been duly executed and delivered in accordance with Applicable Laws (to the extent that its execution and delivery are governed by such laws) by the Company.

6.               The Indenture has been duly executed and delivered in accordance with Applicable Laws (to the extent that their execution and delivery are governed by such laws) by (i) each of Berg General Partner Corp., Blue Pearl Mining Inc., Terrane Metals Corp. and Thompson Creek Services ULC; and (ii) Berg General Partner Corp. on behalf of Berg Metals Limited Partnership.

We understand that you wish to file this opinion letter as an exhibit to the Registration Statement, and we hereby consent thereto.  Such consent is not an admission that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder. In addition, we also consent to Gibson, Dunn & Crutcher LLP relying on this opinion for the purpose of delivery its opinion to the Company dated the date hereof in respect of the Offer.

Very truly yours,

/s/Goodmans